Exhibit 99.2

FINANCIAL STATEMENTS
JUNE 30, 2018 AND 2017

WEGOWISE, INC.

Contents
June 30, 2018 and 2017

Pages
Financial Statements (Unaudited):
Balance Sheets	1
Statements of Operations	2
Statements of Changes in Stockholders' Deficit	3
Statements of Cash Flows	4
Notes to Financial Statements	5 - 15

WEGOWISE, INC.

Balance Sheets (Unaudited)
June 30, 2018 and 2017

	Unaudited	Unaudited
	June 30, 2018	June 30, 2017
Assets
Current assets
Cash	$35,406	$713,949
Accounts receivable, net	591,306	601,210
Prepaid expenses and other current assets	2,524	10,058

Total current assets	629,236	1,325,217

Restricted Cash	4,357	78,750

Security Deposit	58,010	58,010

Office Furniture and Computers, net	19,363	36,603

Total assets	$710,966	$1,498,580

Liabilities and Stockholders’ Deficit
Current liabilities
Current portion of note payable to a bank	$1,191,868	—
Accounts payable and accrued expenses	218,749	331,703
Due to affiliate	1,624,114	22,178
Total current liabilities	3,034,731	353,881

Deferred Revenue	1,799,498	1,808,098

Note Payable to a Bank, net	5,710,147	5,881,018

Total liabilities	10,544,376	8,042,997

Stockholders’ Deficit:
Series A redeemable convertible preferred stock; $0.0001 par value; 92,983 shares authorized, issued and outstanding (liquidation preference of $2,922,253)	2,922,253	2,731,078
Series B redeemable convertible preferred stock; $0.0001 par value; 700,000 shares authorized; 660,049 shares issued and outstanding (liquidation preference of $8,574,590)	8,549,577	7,979,301
Common stock; $0.0001 par value; 1,260,000 shares authorized; 108,100 shares issued and outstanding at June 30, 2018 and 2017, respectively	11	11
Additional paid-in capital	370,129	216,111
Accumulated deficit	(21,675,380)	(17,470,918)

Total stockholders’ deficit	(9,833,410)	(6,544,417)

Total liabilities and stockholders’ deficit	$710,966	$1,498,580

The accompanying notes are an integral part of these statements. Page 1

WEGOWISE, INC.

Statements of Operations (Unaudited)
For the Six Months Ended June 30, 2018 and 2017

	Unaudited
	Six Months Ended June 30,
	2018	2017
Revenue	$1,728,295	$1,516,667

Cost of Revenue	399,736	263,590

Gross profit	1,328,559	1,253,077

Operating Expenses:
Research and development	851,077	733,794
General and administrative	1,084,680	1,293,067
Selling and marketing	761,531	859,679

Total costs and operating expenses	2,697,288	2,886,540

Loss from operations	(1,368,729)	(1,633,463)

Interest Expense, net	(161,573)	(119,140)

Net loss	$(1,530,302)	$(1,752,603)

The accompanying notes are an integral part of these statements. Page 2

WEGOWISE, INC.

Statements of Changes in Stockholders’ Deficit (Unaudited)
For the Six Months Ended June 30, 2018 and 2017

	Series A Convertible		Series B Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2016	92,983	$2,638,723	660,049	$7,703,647	108,100	$11	$162,484	$(15,350,306)	$(4,845,441)

Stock-based compensation	—	—	—	—	—	—	53,627	—	53,627

Accretion of cumulative dividends and issuance costs	—	92,355	—	275,654	—	—	—	(368,009)	—

Net loss	—	—	—	—	—	—	—	(1,752,603)	(1,752,603)

Balance, June 30, 2017 (Unaudited)	92,983	$2,731,078	660,049	$7,979,301	108,100	$11	$216,111	$(17,470,918)	$(6,544,417)

	Series A Convertible		Series B Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2017	92,983	$2,823,433	660,049	$8,254,954	108,100	$11	$292,346	$(19,751,635)	$(8,380,891)

Stock-based compensation	—	—	—	—	—	—	77,783	—	77,783

Accretion of cumulative dividends and issuance costs	—	98,820	—	294,623	—	—	—	(393,443)	—

Net loss	—	—	—	—	—	—	—	(1,530,302)	(1,530,302)

Balance, June 30, 2018 (Unaudited)	92,983	$2,922,253	660,049	$8,549,577	108,100	$11	$370,129	$(21,675,380)	$(9,833,410)

The accompanying notes are an integral part of these statements. Page 3

WEGOWISE, INC.

Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2018 and 2017

	Unaudited
	Six Months Ended June 30,
	2018	2017

Cash Flows from Operating Activities:
Net loss	$(1,530,302)	$(1,752,603)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,320	15,361
Interest - amortization	10,498	10,498
Stock-based compensation	77,783	53,627
Loss from disposal of office furniture and computers	1,942	—
Changes in operating assets and liabilities:
Accounts receivable	267,549	(191,098)
Prepaid expenses and other	(2,524)	5,983
Accounts payable and accrued expenses	(70,030)	(70,459)
Deferred revenue	(92,116)	664,609

Net cash used in operating activities	(1,324,880)	(1,264,082)

Cash Flows from Investing Activities:
Decrease in restricted cash	3,383	95,533
Acquisition of office furniture and computers	(2,596)	—

Net cash provided by investing activities	787	95,533

Cash Flows from Financing Activities:
Net advances from affiliate	1,172,546	22,178
Proceeds from note payable to a bank	—	1,000,000

Net cash provided by financing activities	1,172,546	1,022,178

Net Change in Cash	(151,547)	(146,371)

Cash:
Beginning of year	186,953	860,320

End of year	$35,406	$713,949

Supplemental Disclosure of Non-Cash Transactions:
Cash paid for interest	$159,250	$120,924

The accompanying notes are an integral part of these statements. Page 4

WEGOWISE, INC.

Notes to Financial Statements
June 30, 2018 and 2017

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations

WegoWise, Inc. (WegoWise), a Delaware corporation, was formed in March 2010 for the purpose of creating and offering a web-based energy tracking tool by automatically integrating a broad range of energy and water usage data to deliver a complete picture of the utility usage for multifamily, commercial or residential buildings. The software, delivered as a service (software-as-a-service, SaaS) allows building owners and managers to make smarter operating and capital decisions and to comply with energy efficiency regulations.

As further described in Note 13, subsequent to June 30, 2018, WegoWise entered into an Asset Purchase Agreement to sell substantially all of its assets and ceased formal business operations. The asset sale closed August 31, 2018.

Basis of Presentation

WegoWise prepares its financial statements in accordance with generally accepted accounting standards and principles (U.S. GAAP) established by the Financial Accounting Standards Board (FASB).  References to U.S. GAAP in these notes are to the FASB Accounting Standards Codification (ASC).

2.	SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

WegoWise generates revenue primarily from subscription to utility tracking software and from compliance reporting services. Customers do not take possession of a copy of the software and are typically billed in advance on a monthly or annual basis based on the services and features they receive.

WegoWise recognizes revenue when the following conditions are met: 1) services are provided; 2) evidence of an arrangement exists; 3) fees are fixed or determinable; and 4) collection is reasonably assured.  Billings to customers for which services have not yet been rendered are considered deferred revenue.

In accounting for its SaaS fees, WegoWise follows ASC Topic, Multiple Element Arrangements. SaaS fees are primarily recognized monthly as the services are rendered, provided that no significant remaining obligations exist and collection of any related account receivable is reasonably assured. Revenues are not recognized until applicable implementation activities are complete. During the six months ended June 30, 2018, the Company revised its estimate of completion of customer implementation of the SaaS product. This change in estimate resulted in a one-time increase of revenue of approximately $100,000 for the six months ended June 30, 2018. Revenue from development contracts is recorded based on the proportional performance model, under which the revenue is recognized as the service is performed.

Accounts Receivable

Accounts receivable are recorded at invoiced amounts. WegoWise records an allowance for doubtful accounts based on management's estimate of expected bad debts and subsequent collections received.

As of June 30, 2018 and 2017, WegoWise has determined that an allowance for doubtful accounts is not necessary.

Office Furniture, Computers and Depreciation

Office furniture and computers (see Note 4) are recorded at cost. Depreciation is computed using the straight-line method over an estimated useful life of three years. Major additions are capitalized, while maintenance and repairs are expensed as incurred.

Debt Issuance Costs

Debt issuance costs are amortized over the period the related debt obligation (see Note 5) is outstanding using the straight-line method, which approximates the effective interest method. Unamortized debt issuance costs are reported as a reduction of the carrying value of the related debt obligation.

Stock-Based Compensation

WegoWise accounts for its stock-based compensation in accordance with ASC Topic, Compensation: Stock Compensation. The provisions of this topic generally require WegoWise to record compensation costs equal to the fair value of the option grants over the vesting period, net of estimated forfeitures.

WegoWise uses the Black-Scholes option pricing model to estimate the fair value of the options and requires that WegoWise make certain assumptions and estimates for required inputs to the model, including (i) the fair value of the underlying equity unit at each issuance date, (ii) the expected volatility of the underlying equity unit, (iii) the expected term of the award, (iv) the risk-free interest rate, and (v) the dividend yield. As there is no public market for its common shares, WegoWise determined the volatility based on an analysis of reported data for a peer group of companies that issue options with substantially similar terms. The expected term assumption was based on the simplified method for estimating expected term for awards that qualify as “plain vanilla” options under authoritative guidance. The risk-free interest rate is based on a U.S. Treasury instrument with a term consistent with the expected term of the stock options. WegoWise does not anticipate paying cash dividends in the future on its common stock. Therefore, the expected dividend yield is assumed to be zero. WegoWise recognizes compensation expense for only the portion of options that are expected to vest. WegoWise applied an estimated forfeiture rate based on future expectation of 10% for the six month periods ended June 30, 2018 and 2017.

Research and Development

Costs incurred in the research and development of WegoWise’s products are expensed as incurred. Software related research and development costs incurred by WegoWise do not meet criteria for capitalization and are charged to expense.

Advertising

Advertising costs are expensed as incurred.

Fair Value Measurements

WegoWise defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities which are required to be recorded at fair value, WegoWise considers the principal or most advantageous market in which WegoWise would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

WegoWise has not elected fair value accounting for any financial instruments for which fair value     accounting is optional.

Income Taxes and Tax Status

WegoWise is a C-corporation for income tax purposes. Income tax expense is based on pre-tax financial accounting income. WegoWise accounts for income taxes according to the asset and liability method. The differences between the financial statement amounts and the tax bases of assets and liabilities are determined annually. Deferred tax assets and liabilities are computed for those differences that will result in taxable or deductible amounts in future periods using currently enacted tax laws and rates that apply to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that will more likely than not be realized (see Note 8). Income tax expense is the tax payable or refundable for the current period plus or minus the change during the period in deferred income tax assets and liabilities.

WegoWise accounts for uncertainty in income taxes in accordance with ASC Topic, Income Taxes. This standard clarifies the accounting for uncertainty in tax positions and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. Management of WegoWise has determined that there are no uncertain tax positions which qualify for either recognition or disclosure in the financial statements at June 30, 2018 and 2017. WegoWise's income tax returns are subject to examination by the appropriate taxing jurisdictions.

3.    RELATED PARTY TRANSACTIONS

WegoWise is related to the following entities which it conducts business transactions with:

Boston Community Capital, Inc. (a Massachusetts nonprofit corporation) (BCC) was formed to create and preserve healthy communities where low-income people live and work. BCC participated significantly in the formation of the Company and as of June 30, 2018, BCC held 33,333 shares of common stock, 92,983 shares of Series A convertible preferred stock, and 172,632 shares of Series B convertible preferred stock in WegoWise (see Note 6).

WegoWise, because of its relationship with BCC, is also related to three other Massachusetts nonprofit corporations and other for-profit companies through common Board of Director membership with BCC. The affiliated companies report their collective financial results and financial position, along with certain other controlled entities, including WegoWise, in separately issued consolidated financial statements.

BCLF Ventures, Inc. d/b/a Boston Community Venture Fund (a Massachusetts nonprofit corporation) (the Venture Fund), an affiliate of BCC, was formed to assist small community-based businesses and entrepreneurs to start, grow and expand businesses which strengthen the low-income business community. As of June 30, 2018, the Venture Fund held 487,417 shares of Series B convertible preferred stock in WegoWise (see Note 6).

New Ecology, Inc. (a Massachusetts nonprofit corporation) (New Ecology) was formed to assist, implement and promote local and regional eco-development and eco-planning initiatives in New England aimed at protecting the environment. New Ecology holds 30,000 shares of common stock in WegoWise. In addition, the President of New Ecology holds 3,333 shares of common stock in WegoWise.

WegoWise has entered into the following transactions and agreements with related parties:

Due to Affiliate

Due to affiliate as of June 30, 2018 and 2017, represented the unpaid portion of operating advances made to WegoWise by BCC. These advances do not bear interest and are considered due on demand. Subsequent to June 30, 2018, these advances were repaid in full in connection with the sale of WegoWise’s assets (see Note 13).

Guarantee

BCC has unconditionally guaranteed payment of WegoWise’s note payable to bank (see Note 5).

Sales

For the six month periods ended June 30, 2018 and 2017, WegoWise had sales of approximately $11,000 and $20,000, respectively, to New Ecology, of which $120, was included in accounts receivable as of June 30, 2017. There were no amounts included in accounts receivable as of June 30, 2018.

4.    OFFICE FURNITURE AND COMPUTERS

Office furniture and computers consist of the following at June 30:

	2018	2017
Office furniture and computers	$139,295	$165,800
Less - accumulated depreciation	119,932	129,197

	$19,363	$36,603

Depreciation expense for the six-month periods ended June 30, 2018 and 2017, was $12,320 and $15,361, respectively.

5.    NOTE PAYABLE TO A BANK

In February 2016, WegoWise entered into a loan agreement with a bank for borrowing up to $7,000,000 through February 2018 (the draw period), with a maturity date of February 22, 2023, and a fixed interest rate of 4.5%. WegoWise was also required to establish a restricted cash reserve account in the original amount of $325,000 funded from the initial note advance to pay required interest payments during the draw period. The balance of this account was $4,357 and $78,750 as of June 30, 2018 and 2017, respectively, which is reported as restricted cash in the accompanying balance sheets. Interest expense of $161,577 and $120,924 is included in interest expense, net in the accompanying statements of operations for the six months ended June 30, 2018 and 2017, respectively.

As of June 30, 2018 and 2017, the outstanding balance on the note payable was $7,000,000 and $6,000,000, respectively. Beginning in March 2016, WegoWise began to make monthly payments of accrued and unpaid interest on the outstanding principal owed on this loan. In 2018, the loan agreement was amended to require monthly payments of principal and interest beginning in September 2018 to fully repay the outstanding principal amount of this loan over a fifty-four month amortization period ending in February 2023. This loan is secured by all business assets of WegoWise and unconditionally guaranteed by BCC (see Note 3). The loan agreement contains various covenants with which WegoWise must comply. WegoWise was in compliance with these covenants at June 30, 2018 and 2017.

Note payable consists of the following at June 30:

	2018	2017

Principal outstanding	$7,000,000	$6,000,000
Less - current portion	(1,191,868)	-

Long-term portion	5,808,132	6,000,000
Less - unamortized debt issuance costs	(97,985)	(118,982)
Long-term portion, net	$5,710,147	$5,881,018

Principal maturities of this loan, as based on the amended repayment terms, for the next five years are as follows:

Years Ending December 31,
2018 (July to December)	$471,401
2019	1,457,299
2020	1,524,247
2021	1,594,270
2022	1,667,511
Thereafter	285,272
Total note payable to a bank	$7,000,000

In connection with the issuance of the note payable, WegoWise incurred $146,977 of debt issuance costs which are being amortized over the term of the note. Amortization of debt issuance costs was $10,498 for the six months ended June 30, 2018 and 2017, which is included in general and administrative in the accompanying financial statements.

Amortization of debt issuance costs over the next six years is as follows:

Years ending December 31,
2018 (July to December)	$10,498
2019	$20,997
2020	$20,997
2021	$20,997
2022	$20,997
2023	$3,499

6.    CAPITAL STOCK

As of June 30, 2018, WegoWise’s Board of Directors has authorized the issuance of 1,260,000 shares of common stock, $0.0001 par value per share.

In November 2011, WegoWise issued to BCC (see Note 3) 92,983 shares of Series A convertible preferred stock (Series A preferred stock) at a per share price of $20.11, for gross proceeds of $900,000, and for the conversion of $969,894 of outstanding notes payable and accrued interest.

In February 2016, WegoWise entered into a Series B preferred stock purchase agreement with BCC and the Venture Fund, whereby WegoWise sold 660,049 shares of Series B preferred stock for $11.02 per share in connection with the conversion of $7,274,301 of pre-existing notes and related accrued interest owed to BCC and the Venture Fund. WegoWise incurred $45,831 of financing costs, including legal fees, which were recorded as a reduction of the Series B preferred stock issuance. The accretion of issuance cost was $4,661 for the six month periods ended June 30, 2018 and 2017, respectively. Unamortized financing costs were $24,080 and $33,402 as of June 30, 2018 and 2017, respectively.

The following summarizes certain features of WegoWise’s preferred stock:

Voting Rights

The holders of Series A and Series B preferred stock are entitled to vote together with the holders of common stock on all matters submitted to stockholders for a vote. The preferred stockholders are entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock are convertible as of the record date.

Dividends

Cumulative dividends accrue on Series A preferred stock and Series B preferred stock at the rate of 7% of the original issuance price and compound annually. Stockholders of Series A and Series B preferred stock are entitled to first receive, or simultaneously receive a dividend on each outstanding share of Series A and Series B preferred stock in an amount at least equal to the greater of (i) the aggregate accruing dividends then accrued on such share of Series A preferred stock or Series B preferred stock and not previously paid and (ii) (A) in the case of a dividend on common stock or any class or series of stock that is convertible into common stock, that dividend per share of Series A preferred stock or Series B preferred stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted to common stock and (2) the number of shares of common stock issuable upon conversion of a share of Series A preferred stock or Series B preferred stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (B) in the case of a dividend on any class or series that is not convertible into common stock, at a rate per share of Series A preferred stock or Series B preferred stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and (2) multiplying such fraction by an amount equal to the Series A original issue price or Series B original issue price. The cumulative accrued dividends as of June 30, 2018 and 2017, were $2,351,710 and $1,559,581, respectively as follows and are included in the liquidation preference amounts disclosed in the accompanying balance sheets:

	2018	2017

Series A	$1,052,359	$861,179
Series B	1,299,356	738,402

	$2,351,715	$1,599,581

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of WegoWise, the preferred stockholders shall be entitled to be paid out of the assets of WegoWise before any payment shall be made to the holders of common stock. The remaining net assets of WegoWise shall be distributed among the stockholders of common stock pro rata based on the number of shares held by each holder.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of WegoWise, the holders of shares of Series A preferred stock and Series B preferred stock then outstanding shall be entitled to be paid out of the assets of WegoWise available for distribution to its stockholders (pro rata based on the number of shares outstanding and the Series A original issue price or the Series B original issue price, as applicable) before any payment shall be made to the holders of common stock or any other class or series of capital stock of WegoWise by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A original issue price or Series B original issue price, as applicable, plus any accruing dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all shares of Series A preferred stock or Series B preferred stock, as applicable, been converted into common stock immediately prior to such liquidation, dissolution or winding up.

If upon any such liquidation, dissolution or winding up of WegoWise, the assets of WegoWise available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A preferred stock and Series B preferred stock, the full amount to which they shall be entitled, the holders of shares of Series A preferred stock and Series B preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution, if all amounts payable on or with respect to such shares were paid in full. At June 30, 2018, the liquidation amount for Series A preferred stock and Series B preferred stock was $2,922,253 and $8,573,657, respectively. At June 30, 2017, the liquidation amount for Series A preferred stock and Series B preferred stock was $2,731,073 and $8,012,703, respectively.

Optional Conversion

Each share of preferred stock shall be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price by the Series A conversion price in effect at the time of conversion or by dividing the Series B original issue price by the Series B conversion price in effect at the time of conversion. In addition, at the time of conversion of any shares of Series A preferred stock or Series B preferred stock, all accrued but unpaid accruing dividends on such shares of Series A preferred stock or Series B preferred stock, shall be either, at the option of WegoWise, (i) converted into such number of fully paid and non-assessable shares of common stock as determined by dividing such accruing dividends by the fair market value per share of the Series A preferred stock or Series B preferred stock, at the time of conversion, as determined by the Board of Directors of WegoWise, or (ii) paid by WegoWise in cash. The Series A conversion price shall be equal to $20.11 and the Series B conversion price shall be equal to $11.02.

Mandatory Conversion

Shares of preferred stock shall automatically be converted into shares of common stock in the event of a public offering of WegoWise's common stock pursuant to a registration statement under the Securities Act which results in cash proceeds to WegoWise of at least $10,000,000, net of underwriting discounts and commissions.

Redemption

If no liquidation event, as defined in WegoWise's amended and restated certificate of incorporation (certificate), has occurred on or prior to December 31, 2019, (as amended subsequent to December 31, 2017), as to the Series A preferred stock, or on or prior to December 31, 2020, as to the Series B preferred stock, shares of Series A preferred stock or Series B preferred stock, as applicable, shall be redeemed by WegoWise upon the redemption request of the preferred shareholder, out of funds lawfully available at a price per share equal to the greater of (i) the applicable original issue price, plus all accruing dividends accrued but unpaid and (ii) the fair market value of a share of Series A preferred stock or Series B preferred stock, respectively, on the date of the redemption request. Subsequent to the date of the redemption request, the unredeemed shares shall remain outstanding and shall continue to have all rights and preferences, as defined in the certificate, except that the rate per annum of the accruing dividends shall increase from the 7% to 12%.

7.    COST OF REVENUE

Cost of revenue consisted of the following for the six month periods ended June 30,

	2018	2017

Support salaries	$352,383	$222,451
Infrastructure	45,710	41,139
Consultants	1,643	-

	$399,736	$263,590

8.    INCOME TAXES

At June 30, 2018 and 2017, WegoWise had, for Federal and state income tax purposes, net operating loss (NOL) carryforwards of approximately $18.4 million and $15.2 million, respectively, available to offset future taxable income. Federal and state NOLs incurred prior to 2018 may be carried forward for twenty years following the year of loss. Federal NOLs incurred after 2017 may be carried forward indefinitely. Expiring carryforwards expire at various times through 2037. Due to the uncertainty of recognizing these carryforwards in future periods, the deferred tax assets associated with the NOLs have been fully reserved as of June 30, 2018 and 2017.

As of June 30, 2018 and 2017, the components of WegoWise’s net deferred tax asset are as follows:

	2018	2017

Federal net operating loss carryforwards	$3,873,000	$5,152,000
State net operating loss carryforwards	1,176,000	804,000
Accrued expenses and other	46,000	65,000
	5,095,000	6,021,000
Less - valuation allowance	5,095,000	6,021,000
	$ -	$ -

WegoWise has reported only losses since inception. These losses have not resulted in a reported tax benefit because management cannot yet determine if the benefits related to the deferred tax assets will be realized. The subsequent sale of WegoWise’s assets (see Note 13) has not been considered when making this determination. Accordingly, a full valuation allowance of $5,095,000 and $6,021,000 has been established at June 30, 2018 and 2017, respectively. This represents a decrease in the valuation allowance as of June 30, 2017, of $926,000, and is net of a $2,224,000 decrease attributable to a reduction of the expected Federal corporate income tax rate under the Tax Cuts and Jobs Act of 2017.

Utilization of NOL carryforwards may be subject to a substantial annual limitation due to ownership change limitations that could occur in the future as provided by Section 382 of the Internal Revenue Code of 1986 and similar state provisions. In general, an ownership change, as defined in Section 382, results from transactions which increase the ownership of certain 5% or greater shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. If WegoWise has experienced a change of control at any time since formation, or experiences a change of control in the future, utilization of the NOL carryforwards would be subject to an annual limitation under Section 382. Any limitation may result in expiration of all or a portion of the NOL carryforwards before utilization.

9.	LEASE AGREEMENTS

In January 2015, WegoWise entered into a lease agreement for space in Boston, Massachusetts for a thirty-eight month term which expired on February 28, 2018. WegoWise was responsible for its proportionate share of real estate taxes and certain operating expenses. Total expense under this lease was approximately $11,000 and $31,000 for the six month periods ended June 30, 2018 and

2017, respectively, and is included in general and administrative expense in the accompanying statements of operations.

In October 2016, WegoWise entered into an additional lease agreement to rent office space in Boston, Massachusetts through October 2021. Monthly base rent under this lease is $13,070 and increases as defined in the agreement. WegoWise is also responsible for its proportionate share of property taxes and certain operating expenses, as defined in the agreement. The expense under this lease was approximately $90,000 and $82,000 for the six month periods ended June 30, 2018 and 2017, and is included in general and administrative in the accompanying statements of operations. The deferred rent liability was $15,653 and $11,463 at June 30, 2018 and 2017, respectively, and is included in accounts payable and accrued expenses in the accompanying balance sheets.

As of June 30, 2018, estimated future minimum lease payments under these agreements, excluding the effects of any sublessor payments, are approximately as follows:

Years ending December 31,
2018	$82,000
2019	$167,000
2020	$171,000
2021	$131,000

10.	STOCK OPTION PLAN

In March 2010, WegoWise’s Board of Directors approved the 2010 Stock and Option Plan (the Plan) under which it may grant incentive stock options, non-qualified stock options, and restricted stock awards to purchase up to 40,000 shares of Common Stock to employees, officers, directors and consultants of WegoWise.

In September 2016, the Board of Directors amended the Plan to allow for the issuance of up to 322,231 shares of Common Stock. In July 2017, the Board of Directors again amended the Plan to allow for the issuance of up to 358,215 shares of Common Stock. As of June 30, 2018 and 2017, there were 60,357 and 15,498 shares available for future issuance under the Plan.

A summary of WegoWise’s stock option activity for the six month periods ended June 30, 2018 and 2017, is as follows:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining
2018	Shares	Price	Life
Outstanding as of December 31, 2017	334,853	$2.45	8.80
Cancelled	(36,995)

Outstanding at June 30, 2018	297,858	$2.46	8.24

Options vested and expected to vest, June 30, 2018	287,812	$2.46	8.24

Exercisable at June 30, 2018	197,400	$2.14	8.10

2017

Outstanding as of December 31, 2016	278,131	$2.00	9.58
Granted	28,852
Cancelled	(250)

Outstanding at June 30, 2017	306,733	$2.10	9.15

Options vested and expected to vest, June 30, 2017	287,062	$2.10	9.15

Exercisable at June 30, 2017	110,023	$2.02	8.78

The fair value of stock options granted is estimated on the date of the grant using the Black-Scholes option-pricing model. No stock options were granted during the six months ended June 30, 2018.
Subsequent to June 30, 2018, in connection with the Purchase Agreement (see Note 13), on August 31, 2018, all options were cancelled and terminated without payment of consideration. The following table summarizes information relating to stock option granted during the six months ended June 30, 2017:

Black-Scholes model assumptions:
Expected option term	6 years
Expected volatility factor	85%
Risk-free interest rate	2.1% - 2.24%
Expected annual dividend yield	0%

As of June 30, 2018, there was approximately $217,000 of total unrecognized compensation cost related to non-vested stock-based compensation arrangements. That cost would have been recognized over a weighted-average period of 1.34 years.

The stock-based compensation expense for the granted options for the six months ended June 30, 2018 and 2017, was $77,783 and $53,627, respectively.

11.	CONCENTRATIONS

WegoWise maintains its operating cash balances in Massachusetts banks.  The Federal Deposit Insurance Corporation (FDIC) insures balances at each bank up to certain amounts.  At certain times during the year, cash balances exceeded the insured amounts.  WegoWise has not experienced any losses in such accounts.  Management believes WegoWise is not exposed to any significant credit risk on its operating cash balance.

At June 30, 2017, WegoWise had one customer with a receivable balance greater than 10% of total receivables. There was no customer with a receivable balance greater than 10% at June 30, 2018.

12.	RETIREMENT PLAN

WegoWise has a salary reduction plan (an Internal Revenue Code (IRC) Section 401(k) plan) whereby employees may make elective tax deferred contributions to the plan. All employees are eligible to participate in the plan. Under the plan, employees can defer a portion of their salary up to limits established under the IRC. WegoWise may make a discretionary matching contribution equal to a percentage of an employee’s salary. WegoWise made no contributions to the plan during the six month periods ended June 30, 2018 and 2017.

13.	SUBSEQUENT EVENT - SALE OF ASSETS

Subsequent events have been evaluated through October 29, 2018, which is the date the financial statements were available to be issued.

Subsequent to June 30, 2018, WegoWise entered into an Asset Purchase Agreement (the Purchase Agreement) with AppFolio Utility Management, Inc., a wholly-owned subsidiary of AppFolio, Inc. (the Buyer). The sale closed on August 31, 2018. Pursuant to the Purchase Agreement, the Buyer completed the purchase of substantially all of the assets of WegoWise. The consideration paid for the assets was the assumption of certain liabilities plus $15,000,000 in cash. An escrow of $2,000,000 will be maintained for twelve months to satisfy WegoWise’s indemnity obligations. In addition, if, during the period beginning immediately after the closing of the transaction and ending on the six month anniversary of the closing, the Buyer enters into contracts with certain third parties (each, a Milestone Contract), the Buyer will be obligated to pay to WegoWise the aggregate amount of the recurring revenues billed and collected from the Milestone Contract that results in the highest amount of recurring revenues billed during the twelve month period (Determination Period) following the date recurring revenue is first billed for such Milestone Contract, but in no event will the Determination Period extend beyond the date which is the fifteen month anniversary of the execution of the Milestone Contract. Pursuant to the Purchase Agreement, WegoWise may, without the written consent of the Buyer, assign its rights and duties hereunder to Boston Community Capital, Inc. or one or more of its affiliates.